Exhibit 99.1

July 11, 2013

Merrimack Prices Concurrent Public Offerings of 5,000,000 Shares of Common Stock and $125,000,000 Aggregate Principal Amount of Convertible Senior Notes

CAMBRIDGE, Mass., July 11, 2013 (GLOBE NEWSWIRE) — Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK) today announced that it has priced concurrent public offerings of 5,000,000 shares of its common stock at a price to the public of $5.00 per share and $125,000,000 aggregate principal amount of its 4.50% convertible senior notes due 2020 (the “Notes”), in each case, offered pursuant to Merrimack’s effective Registration Statement on Form S-3 (File No. 333-186369) (the “Registration Statement”) and a related prospectus filed with the Securities and Exchange Commission (the “SEC”).  Merrimack has granted to the underwriters in the common stock offering an option, exercisable for 30 days, to purchase up to an additional 750,000 shares of its common stock and granted to the underwriters in the Notes offering an option, exercisable for 30 days, to purchase up to an additional $18,750,000 in aggregate principal amount of Notes.

Merrimack expects to use the net proceeds from both offerings to complete the clinical development of, seek marketing approval for and fund pre-approval commercial efforts for MM-398 for the treatment of patients with metastatic pancreatic cancer whose cancer has progressed on treatment with the chemotherapy drug gemcitabine, to partially fund the clinical development of other clinical stage product candidates (including MM-398 for indications other than pancreatic cancer), to fund pre-clinical and research and development efforts and for other general corporate purposes.

The Notes will bear interest at a rate of 4.50% per year, payable semiannually on January 15 and July 15 of each year, beginning January 15, 2014.  The Notes will mature on July 15, 2020.  The Notes will be convertible, under certain circumstances and during certain periods, at the option of the holder, based on an initial conversion rate of 160.0000 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $6.25 per share of common stock, subject to adjustment in certain circumstances.  The initial conversion price represents a conversion premium of 25% over the public offering price in the common stock offering.  Following certain corporate events that occur prior to the maturity date, Merrimack will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.  Upon any conversion of the Notes that occurs while Merrimack’s indebtedness to Hercules Technology Growth Capital, Inc. (“Hercules”), under the Loan and Security Agreement dated November 8, 2012 between Merrimack and Hercules, remains outstanding, the Notes will be settled in shares of Merrimack’s common stock.  Following the repayment and satisfaction in full of Merrimack’s obligations to Hercules under the Loan and Security Agreement, upon any conversion of the Notes the Notes may be settled, at Merrimack’s election, in cash, shares of Merrimack’s common stock or a combination of cash and shares of Merrimack’s common stock.

J. P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint book-running managers of these proposed offerings. Cowen and Company, LLC is acting as lead manager of the proposed common stock offering and co-manager of the proposed Notes offering. Oppenheimer & Co. Inc., Guggenheim Securities, LLC and Brean Capital, LLC are acting as co-managers of the proposed common stock offering.  The common stock offering and the Notes offering are being conducted as separate public offerings by means of separate prospectus supplements filed as part of the Registration Statement. The common stock offering is not contingent upon the completion of the Notes offering, and the Notes offering is not contingent upon the completion of the common stock offering.  Merrimack expects to close these offerings on or about July 17, 2013, and each closing is subject to satisfaction of customary closing conditions.  Before investing in either offering, interested parties may read the prospectus supplement and the accompanying prospectus for the relevant offering and the other documents Merrimack has filed with the SEC, which are incorporated by reference in the prospectus supplements and the accompanying prospectus and provide more complete information about Merrimack and the offerings. Copies of the prospectus supplements and the accompanying prospectus relating to each offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (toll-free): 866-803-9204 or BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, e-mail: dg.prospectus_requests@baml.com. Electronic copies of the prospectus supplements may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the Registration Statement.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack applies its systems biology-based approach to biomedical research throughout the research and development process. Merrimack currently has six oncology therapeutics in clinical development.

Forward-looking statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include statements about whether or not Merrimack will consummate the common stock offering and/or the Notes offering and the anticipated use of the proceeds from the common stock offering and the Notes offering.  Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2013 and other reports Merrimack files with the SEC.

Investor & Media Contact:  Kathleen Petrozzelli Gallagher, Corporate Communications, Merrimack, 617-441-1043, kgallagher@merrimackpharma.com